The Prudential Investment Portfolios, Inc.
      -Jennison Growth Fund
	-Jennison Equity Opportunity Fund
	-Dryden Active Allocation Fund
- JennisonDryden Asset Allocation Funds

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


      								May 30, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                        Re: The Prudential Investment Portfolios, Inc.
                         File No. 811-07343


Ladies and Gentlemen:

      Enclosed please find the Semi-Annual Report on Form
      N-SAR for The Prudential Investment Portfolios, Inc.
      for the semi-annual period ended March 31, 2007. The
      Form N-SAR was filed using the EDGAR system.



                                          Very truly yours,


							/s/ Jonathan D. Shain
                                          Jonathan D. Shain
                                          Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 31st day of May, 2007.








The Prudential Investment Portfolios, Inc.





Witness: /s/ Floyd Hoelscher			By:/s/ Jonathan D. Shain
         Floyd Hoelscher	 		     Jonathan D. Shain
      				     	     Assistant Secretary





























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